UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012 (September 11, 2012)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2012, ACI Worldwide, Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment and Consent and Waiver No. 3 to Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent and as a lender (“Wells Fargo”), and the other lenders (the “Lenders”) party to the Credit Agreement, dated November 10, 2011, by and among the Company, Wells Fargo and the Lenders. The Amendment, among other things, permits the Company, subject to certain conditions, to (i) purchase, redeem or otherwise acquire or retire for value up to 2,500,000 shares of capital stock of the Company, (ii) complete certain reorganization and investment activities relating to the integration of S1 Corporation and (iii) acquire non-guarantor subsidiaries, provided that such acquisitions do not exceed $75,000,000 for any acquisition (or series of related acquisitions) and, subject to certain exceptions, $200,000,000 when taken together with all non-guarantor subsidiaries acquired after September 11, 2012.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment and Consent and Waiver No. 3 to Credit Agreement, dated September 11, 2012, by and among ACI Worldwide, Inc., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2012

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment and Consent and Waiver No. 3 to Credit Agreement, dated September 11, 2012, by and among ACI Worldwide, Inc., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association and the other lenders party thereto.